STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT as of January 5, 2000, by and between MegaMedia Networks, Inc., a Delaware corporation with its principal office located at 57 West Pine Street, Orlando, Florida 32801 (the "Company") and William A. Mobley, Jr. (the "Optionee").

                         ------------------------------

         In recognition of Optionee's assistance to the Company in its formation, organization and executive recruiting, the Company hereby grants the Optionee an option (the "Option") to purchase 177,841 shares of the Company's Common Stock (the "Shares"). The Company's Board of Directors has adopted this Agreement between the Optionee and the Company.

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company hereby grants the Optionee the Option upon the following terms and conditions:

         1.   Grant of Option

              (a) The Company hereby grants to the Optionee the Option to purchase up to 177,841 fully paid and non-assessable Shares, to be issued upon the exercise of the Option as described below. The Option is fully vested on the date of this Agreement.

              (b) The Option may be exercised during the period ("Option Period") commencing on the date of this Agreement and expiring at 5:00 p.m. Eastern Standard Time on January 5, 2009 at which time the Optionee shall have no further right to purchase any Shares not then purchased. The Company shall at all times during the term of this Agreement reserve and keep available such number of Shares as is sufficient to satisfy the requirements of this Agreement.

              (c) It is not intended that these Options qualify as Incentive Stock Options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

         2.    Exercise Price
               --------------

               The exercise price of the Option (the "Exercise Price") shall be $2.00 per Share, and shall be payable by certified or bank check payable to the order of the Company in full at the time of the exercise. As an alternative, Optionee may present Shares already owned by the Optionee with a market value at least equal to the aggregate Exercise Price of the Options that Optionee seeks to exercise.

         3.    Exercise of Option
               ------------------

               The Optionee may exercise options to purchase Shares by providing notice to the Company in the form attached as Exhibit A, by registered or certified mail, return receipt requested, addressed to its principal office, signed by Optionee, indicating the number of Options which he desires to exercise. The notice shall be accompanied by payment of the Exercise Price as specified in Paragraph 2 above. As soon as practicable after the receipt of such notice of exercise, the Company shall issue or shall cause its transfer agent to issue, to the Optionee certificates issued in the Optionee's name evidencing the


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Shares purchased by the Optionee hereunder.

        4.     Death of Optionee
               -----------------

               In the event of the death of the Optionee, any unexercised portion of his Option shall be exercisable (to the extent that such Option was exercisable at the time of his death) until the expiration of the Option and shall be exercisable only by his personal representative or such persons to whom such deceased Optionee's rights shall pass under such Optionee's will or by the laws of descent and distribution.

         5.    Non-Transferability of Option
               -----------------------------

               The Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the Option herein granted or any interest therein, otherwise than by will or the laws of descent and distribution and, except as provided in paragraph 4 herein, the Option shall be exercisable only by the Optionee. Upon any attempt to so transfer the Option, or upon the levy or attachment or similar process of the Option, the Option shall automatically become null and void.

         6.    Restriction on Issuance of Shares - Investment Representation
               -------------------------------------------------------------

               By accepting the Option, the Optionee agrees for himself, his heirs and legatees that any and all Shares purchased upon the exercise of the Option shall be acquired for investment and not for distribution. Upon the issuance of any or all of the Shares subject to the Option, the Company, in its discretion, may require the Optionee, or his heirs or legatees receiving such Shares to deliver to the Company a representation in writing, in a form satisfactory to the Board of Directors, that such Shares are being acquired in good faith for investment and not for distribution. The Company may place a "stop transfer" order with respect to such Shares with its transfer agent and may place an appropriate restrictive legend on the certificate(s) evidencing such Shares. Any stock certificates issued upon the exercise of the Option may bear an appropriate restrictive legend, if deemed necessary by the Company. The Company agrees to register the Shares as part of any Form S-8 registration by the Company so long as any Shares subject to Options remain outstanding.

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         7.    Adjustments Upon Changes in Capitalization
               ------------------------------------------

               (a) In the event of changes in the outstanding shares of the Corporation by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares or the amount of cash or other assets or securities available upon the exercise of the Option and the Exercise Price shall be correspondingly adjusted.

               (b) Any adjustment in the number of Shares shall apply proportionately to only the then unexercised portion of the Option. If fractional Shares would result from any such adjustment, the adjustment shall be revised to the next higher whole number.

         8.    No Rights as Stockholder
               ------------------------

               The Optionee shall have no rights as a stockholder in respect of the Shares as to which the Option has not been exercised and payment made.

         9.    Taxes
               -----


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               The Company may make such  provisions as it may deem  appropriate for the withholding of any taxes which it determines is required in connection with the Options granted hereby. The Company may further require notification from the Optionee upon any disposition of Shares acquired pursuant to the exercise of Options granted hereunder.

        10.    Binding Effect
               --------------

               Except as herein otherwise expressly provided, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their legal representatives and assigns.

        11.    Governing Law
               --------------

               This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed wholly within the State of Florida.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                         MegaMedia Networks, Inc.

                                         By:  /s/ Mark R. Dolan
                                            ----------------------------
                                                  Mark R. Dolan

                                             /s/  William A. Mobley, Jr.
                                            -----------------------------
                                                  William A. Mobley, Jr.

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                                  EXHIBIT "A"

                                  EXERCISE FORM

          (To be Executed If Optionee Desires to Exercise the Options)

TO:      MegaMedia Networks, Inc.

The undersigned, being the Optionee of certain options ("Options") to purchase shares of common stock of MegaMedia Networks, Inc. (the "Company" and the "Shares"), under the conditions thereof, hereby exercises Options to purchase ___________________ Shares evidenced by the within Option Agreement, and herewith makes payment of the exercise price in full in cash or immediately available funds. Kindly issue all Shares to the undersigned and deliver them to the undersigned at the address stated below. If such number of Shares shall not be all of the Shares purchasable under the within Option Agreement, please issue a new Option Agreement of like tenor for the balance of the remaining Shares purchasable hereunder to be delivered to the undersigned at the address stated below.

By signing below, the Undersigned acknowledges that he has received such financial and other information to his satisfaction regarding the Company as he requires to make an informed investment decision. The Undersigned has had the opportunity to ask questions and receive answers from the Company regarding the Shares and the Company. The Undersigned further acknowledges that he is aware that the Shares issued pursuant to this exercise are restricted from transfer.

                                         Name:_______________________________
                                                    (Please Print)


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                                         Address:____________________________

                                         Signature:__________________________




Dated:___________________________




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